UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024
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Fisker Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1888 Rosecrans Avenue
Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (833) 434-7537
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 25, 2024, the New York Stock Exchange (the “NYSE”) notified Fisker Inc. (the “Company” or “Fisker”) that the NYSE had determined to (A) immediately suspend trading in the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual, and (B) commence proceedings to delist the Class A Common Stock. A delisting of our Class A Common Stock will trigger a requirement to offer to repurchase our unsecured 2.50% convertible notes due 2026 (the “2026 Notes”) and will cause an event of default under our senior secured convertible notes due 2025 (the “2025 Notes”), which would permit the holders of the 2025 Notes to accelerate such notes and make them immediately payable in full. We do not currently have sufficient cash reserves or financing sources sufficient to satisfy all amounts due under the 2026 Notes or the 2025 Notes, and as a result, such events could have a material adverse effect on our business, results of operations and financial condition.

The Company expects that its Class A Common Stock will be quoted on the OTC Pink platform or another market operated by OTC Markets Group Inc. (the “OTC”). The OTC is a significantly more limited market than the NYSE, and quotation on the OTC will result in a less liquid market for existing and potential holders of the Class A Common Stock to trade the Class A Common Stock and could further depress the trading price of the Class A Common Stock. The Company can provide no assurance that its Class A Common Stock will trade or continue to trade on this market, whether broker-dealers will provide and continue to provide public quotes of the Class A Common Stock on this market, or whether the trading volume of the Class A Common Stock will be sufficient to provide for an efficient trading market.

Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s Class A Common Stock becoming available for quotation on the OTC and the development of any market for the Class A Common Stock on the OTC. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; the consequences of any default or event of default under its debt documents; Fisker’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; Fisker’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; Fisker’s expectations regarding its ability to transition from a direct-to-consumer model to a dealer partner distribution model and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2024	FISKER INC.

	By:	/s/ Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer
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